UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):  February 23, 2007

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Third Avenue
Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results from Operations and Financial Condition

On February 7, 2007, Acme Packet, Inc. (the “Company”) issued a press release and filed a Current Report on Form 8-K (the “Earnings Release”) to announce its financial results for the fourth quarter and fiscal year ended December 31, 2006.  The Company has determined that, while the total amount of GAAP net income and the total amount of non-GAAP net income(1) of $28.9 million and $25.0 million, respectively, as previously reported for the year ended December 31, 2006 in the Earnings Release is correct, the calculation of net income per share, on both a basic and diluted basis, for the year ended December 31, 2006 as reported in the Earnings Release was incorrect due to an error in determining the weighted average number of common shares used in those calculations.  The portion of the Company’s preferred stock outstanding prior to their conversion into common stock upon the closing of the Company’s initial public offering was inadvertently excluded from the calculation.

GAAP basic earnings per share for the year ended December 31, 2006, is $0.57 per share, rather than $1.14 per share as previously reported in the Earnings Release, and GAAP diluted earnings per share for the year ended December 31, 2006, is $0.50 per share rather than the $0.89 per share as previously reported in the Earnings Release.  Non-GAAP basic earnings per share(1) for the year ended December 31, 2006, is $0.49 per share rather than the $0.98 per share as previously reported in the Earnings Release, and non-GAAP diluted earnings per share(1) for the year ended December 31, 2006 is  $0.43 per share rather than the $0.77 per share as previously reported in the Earnings Release.  These changes in the earnings per share calculations have no effect on net income on both a GAAP and non-GAAP basis for the year ended December 31, 2006 as previously reported in the Earnings Release. These changes in the earnings per share calculations did not result in a difference from the net income or net income per share for the three months ended December 31, 2006 as previously reported in the Earnings Release.

The following is a reconciliation of the previously reported weighted average number of common shares used in calculating basic and diluted earnings per share to what will be reported in the Company’s 2006 Form 10-K, for the year ended December 31, 2006:

Basic Earnings Per Share:
(in thousands, except share and per share data)

GAAP net income, as previously reported and unchanged	$28,864

Non-GAAP net income(1), as previously reported and unchanged	$24,956

Weighted-average number of common shares used in computing basic net income per share, as previously reported	25,391,055

Weighted-average number of common shares, assuming the conversion of all convertible preferred stock on the original date of issuance	25,046,746

Weighted-average number of common shares used in recalculating basic net income per share	50,437,801

GAAP net income per share applicable to common stockholders’, as previously reported	$1.14

GAAP net income per share applicable to common stockholders’, as recalculated	$0.57

Non-GAAP net income(1) per share applicable to common stockholders’, as previously reported	$0.98

Non-GAAP net income per share(1) applicable to common stockholders’, as recalculated	$0.49

Diluted Earnings Per Share:,
(in thousands, except share and per share data)

GAAP net income, as previously reported and unchanged	$28,864

Non-GAAP net income(1), as previously reported and unchanged	$24,956

Weighted-average number of common shares used in computing diluted net income per share, as previously reported	32,372,050

Weighted-average number of common shares, assuming the conversion of all convertible preferred stock on the original date of issuance	25,046,746

Weighted-average number of common shares used in recalculating diluted net income per share	57,418,796

GAAP net income per share applicable to common stockholders’, as previously reported	$0.89

GAAP net income per share applicable to common stockholders’, as recalculated	$0.50

Non-GAAP net income(1) per share applicable to common stockholders’, as previously reported	$0.77

Non-GAAP net income(1) per share applicable to common stockholders’, as recalculated	$0.43

The information in this report (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Table of Reconciliation from GAAP to Non-GAAP

(in thousands, except per share data)

	Twelve Months Ended
	December 31, 2006	December 31 2005
	(unaudited)

Reconciliation of non-GAAP net income (loss) (1):
Net income (loss)	$28,864	$(35)
Adjustments:
Stock-based compensation, net of taxes	867	—
Benefit related to the release of deferred tax asset valuation allowance	(4,775)	—
Non-GAAP net income (loss) (1)	$24,956	$(35)

(1) The Company uses the financial measures “non-GAAP net income” and “non-GAAP net income per share” to supplement its consolidated financial statements, which are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  The presentation of non-GAAP net income and non-GAAP net income per share is not meant to be a substitute for “net income” or “net income per share”, respectively, presented in accordance with GAAP but rather should be evaluated in conjunction with net income and net income per share.  The Company’s management believes that the presentation of non-GAAP net income and non-GAAP net income per share provides useful information to investors because this financial measure excludes stock-based compensation charges which are non-cash charges and the impact of the release of the deferred tax asset valuation allowance.  Management does not consider these items to be part of the Company’s on-going operating activities or meaningful in evaluating the Company’s past financial performance or future prospects.  With respect to “non-GAAP net income” and “non-GAAP net income per share” relating to fiscal year 2006, the benefit of the release of the Company’s deferred tax asset valuation allowance is a one-time event occurring in the fourth quarter of fiscal year 2006 and is not expected to reoccur in subsequent fiscal years.  Management believes that excluding this one-time event is useful to investors because it is more representative of ongoing costs and therefore more comparable to historical operations. In addition, each of non-GAAP net income and non-GAAP net income per share is a primary financial indicator that the Company’s management uses to evaluate the Company’s financial results and forecast anticipated financial results for future periods. Management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These non-GAAP measures should not be considered measures of the Company’s liquidity.  The Company’s definition of “non-GAAP net income” and/or “non-GAAP net income per share” may differ from similar measures used by other companies and may differ from period to period. From time to time, subject to the review and approval of the audit committee of the Board of Directors, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income” and/or “non-GAAP net income per share” by excluding these expenses and gains.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 26, 2007

Acme Packet, Inc.

By:	/s/ KEITH SEIDMAN
Name: Keith Seidman
Title: Chief Financial Officer